UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2010

DREAMS, INC.

(Exact name of registrant as specified in its charter)

Utah	001-33405	87-0368170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 South University Drive, Plantation, Florida	33324
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 377-0002

Registrant’s facsimile number, including area code: (954) 475-8785

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

On June 30, 2010, Dreams, Inc. (the “Company”) announced that it has received a commitment from Regions Bank (the “Bank”) to provide a $20 million senior secured credit facility for the Company and its subsidiaries (the “Facility”). The Facility is subject to execution of a definitive agreement between the Company and the Bank, which agreement shall contain customary terms and provisions.

In addition, the Company received and executed an initial 15-day extension, to July 15, 2010, of its existing senior secured credit facility with Comerica Bank (the “Comerica Facility”). The Comerica Facility was extended on the same terms and conditions as currently in place. The Company will pay a $10,000 bank fee and reimburse Comerica for legal fees in connection with documenting the extension. There were no modifications to the terms and conditions of this credit facility, other than the extension.

A copy of the press release is attached hereto.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated June 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 30, 2010	DREAMS, INC.

	By:	/s/ Ross Tannenbaum
Ross Tannenbaum
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated June 30, 2010

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